UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2009

WINDSTREAM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32422	20-0792300
(Commission File Number)	(IRS Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas 72212

(Address of Principal Executive Offices, Including Zip Code)

(501) 748-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

Proposed Acquisition of D&E Communications, Inc.

On May 10, 2009, Windstream Corporation (“Windstream”), D&E Communications, Inc. (“D&E Communications”) and Delta Merger Sub, Inc., a wholly-owned subsidiary of Windstream (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) pursuant to which Windstream has agreed to acquire all of the issued and outstanding shares of common stock of D&E Communications (“D&E Common Stock”). Pursuant to the terms of the Merger Agreement, which was unanimously approved by the Boards of Directors of both Windstream and D&E Communications, D&E Communications will merge with and into Merger Sub with Merger Sub continuing as the surviving entity (the “Merger”).

Under the terms of the Merger Agreement, D&E Communications shareholders will receive 0.650 shares of common stock of Windstream (“Windstream Common Stock”) and $5.00 in cash per each share of D&E Common Stock. Windstream expects to issue approximately 9.5 million shares of Windstream Common Stock valued at $86 million, based on Windstream’s closing stock price on May 8, 2009, and pay approximately $73 million in cash as part of the transaction. Windstream also will assume estimated net debt of approximately $171 million. Windstream intends to finance the acquisition with existing cash and current capacity on its revolving credit agreement.

Upon completion of the Merger, D&E Communications will become a wholly-owned subsidiary of Windstream. The Merger is expected to close in the second half of 2009 and is subject to certain conditions, including necessary approvals from federal and state regulators and D&E Communications shareholders.

On May 11, 2009, Windstream issued a press release announcing the Merger, as discussed above. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Non-GAAP Financial Measure

The attached press release includes a non-GAAP measure titled operating income before depreciation and amortization, or OIBDA. Windstream’s management considers OIBDA to be useful to investors because OIBDA provides information specific to a company’s operating performance.

Additional Information and Where to Find It

In connection with the proposed merger, Windstream will file a Registration Statement on Form S-4 and D&E Communications will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE FORM S-4 AND THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of D&E Communications. Investors and security holders may obtain a free copy of the From S-4 and the proxy statement, when they become available, and other documents filed by Windstream and D&E Communications with the SEC, at the SEC’s web site at www.sec.gov. Free copies of the Form S-4 and the proxy statement, when they become available, may also be obtained from Windstream upon written request to Windstream Investor Relations, 4001 Rodney Parham Road, Little Rock, Arkansas 72212 or by calling (866) 320-7922, or from D&E Communications upon written request to D&E Communications, P.O. Box 458, Ephrata, Pennsylvania 17522, Attention: Corporate Secretary or by calling (877) 433-8632.

D&E Communications, Windstream and their respective officers and directors may be deemed to be soliciting proxies from D&E Communications’ shareholders in favor of the proposed Merger. Information regarding D&E Communications’ directors and executive officers can be found in D&E Communications’ Annual Report on Form 10-K filed with the SEC. Information regarding Windstream’s directors and executive officers can be found in Windstream’s Annual Report on Form 10-K filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release, dated May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President & General Counsel

Dated: May 11, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated May 11, 2009